SciPlay Reports Fourth Quarter and Full Year 2021 Results

Record Full-Year Revenue and Second Highest Quarterly Revenue

Strong Core Social Casino Business with Record Quarterly Payer Conversion Rate of 8.9%

Project All-Star Initiative Driving Strong Performance with 5th Consecutive Quarterly Record for Gold Fish® and Strong Sequential Growth at Quick Hit® and Jackpot Party®

Alictus Acquisition Advances Expansion in Casual Games

Earnings Press Release | March 1, 2022 — SciPlay Corporation (NASDAQ: SCPL) (“SciPlay” or the “Company”) today reported results for the fourth quarter and year ended December 31, 2021.

Josh Wilson, Chief Executive Officer of SciPlay, said, “We are decisively executing on our strategy to become a diversified global mobile game developer. Our investments in strategic initiatives were significant contributors to our strong performance in the quarter and we expect to continue to benefit from these growth initiatives over the coming years. Our core business is performing exceptionally well, as evidenced by record engagement and monetization metrics. Strategic initiatives such as Project All-Star have allowed us to further improve the player experience. We are rapidly expanding in casual, organically and through acquisitions. Alictus, a proven, fast growing hyper-casual game developer with a deep pipeline allows us to further scale in casual and enter the $13 billion global mobile in-game advertising market. We are wrapping up 2021 on a strong note and are excited about what lies ahead."

Daniel O'Quinn, Interim Chief Financial Officer of SciPlay, added "We are very proud of our game teams for delivering record revenue of $606 million in 2021 and our second highest quarterly revenue in the fourth quarter. Our strategic initiatives contributed to record engagement and monetization metrics in the quarter. Our ARPDAU and Payer Conversion metrics set new records of $0.74 and 8.9%, respectively. Our business remains highly cash generative, and our balance sheet is strong. As we continue to invest in our business, we will remain highly disciplined and focused on driving profitable growth and enhancing shareholder value."

SUMMARY RESULTS

	Three Months Ended		Year Ended
($ in millions)	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$154.4	$147.1	$606.1	$582.2
Net income	12.2	31.0	125.0	146.0
Net income margin	7.9%	21.1%	20.6%	25.1%
Net cash provided by operating activities	37.5	61.5	163.8	193.4
Capital expenditures	1.1	2.1	9.1	7.1

Non-GAAP Financial Measures (1)
Adjusted EBITDA (“AEBITDA”)	$47.4	$45.0	$185.9	$188.7
AEBITDA margin	30.7%	30.6%	30.7%	32.4%

Balance Sheet Measures	As of December 31, 2021	As of December 31, 2020
Cash and cash equivalents	$364.4	$268.9
Available liquidity(2)	514.4	418.9

(1) The financial measures “AEBITDA” and “AEBITDA margin” are non-GAAP financial measures defined below under “Non-GAAP Financial Measures” and reconciled to the most directly comparable GAAP measures in the accompanying supplemental tables at the end of this release.
(2) Available liquidity is calculated as cash and cash equivalents plus the undrawn capacity on our revolver.

Key Performance Indicators

(in millions, except ARPDAU, AMRPPU, and percentages)

	Three Months Ended			Year Ended
	December 31,		Increase /	December 31,		Increase /
	2021	2020	(Decrease)	2021	2020	(Decrease)
Mobile Penetration	89%	87%	2.0pp	89%	87%	2.0pp
Average Monthly Active Users	5.9	6.9	(1.0)	6.2	7.4	(1.2)
Average Daily Active Users	2.3	2.5	(0.2)	2.3	2.7	(0.4)
ARPDAU	$0.74	$0.63	$0.11	$0.71	$0.60	$0.11
Average Monthly Paying Users	0.5	0.5	—	0.5	0.5	—
AMRPPU	$98.38	$91.40	$6.98	$95.26	$92.75	$2.51
Payer Conversion Rate	8.9%	7.8%	1.1pp	8.5%	7.1%	1.4pp

Fourth Quarter 2021 Financial Highlights

•Fourth quarter revenue was $154.4 million, an increase of 5.0% over the prior year period. Mobile revenue grew 7.2% over the prior year period to $137.8 million. Revenue growth in the quarter was due to strong game performance with Gold Fish® Casino achieving its 5th consecutive quarterly record revenue, the relaunch of Quick Hit® Slots driving 17% growth versus the prior year and 14% sequential growth, while Jackpot Party® Casino generated its second highest quarterly revenue ever.

•Net income was $12.2 million compared to $31.0 million in the prior year period, primarily driven by a charge of $24.5 million related to a settlement agreement for a putative class-action lawsuit in the

State of Washington and higher expenses related to the Scientific Games merger proposal. Net income margin was 7.9% for the quarter, a decrease of 13.2 percentage points from the prior year period.

•AEBITDA, a non-GAAP financial measure defined below, was $47.4 million compared to $45.0 million in the prior year period, an increase of 5.3%. Higher revenue performance was offset by an increase in general and administrative and R&D expenses as the Company continued to invest in talent to support its growth initiatives. Sales and marketing expense continued to decline as a percentage of revenue. AEBITDA margin, a non-GAAP financial measure defined below, was 30.7%, an increase of 10 bps from the prior year period.

•Net cash provided by operating activities was $37.5 million, a $24.0 million decrease from the prior year due to an unfavorable working capital change primarily associated with the timing of platform collections.

•Cash and cash equivalents increased $33.6 million to $364.4 million from the third quarter 2021. Total available liquidity, which includes our undrawn revolver, was $514.4 million at year-end 2021.

Fourth Quarter Key Performance Highlights

•Payer Conversion Rate reached an all-time high of 8.9% validating our strategy as we leveraged our live services capabilities to enhance game play and engagement, driving increased monetization.

•Average Monthly Revenue Per Paying User (AMRPPU) increased $6.98 to $98.38 over the prior year quarter.

•Average Revenue Per Daily Active User (ARPDAU) grew 17.5% from the prior year quarter to $0.74.

Full Year 2021 Financial Highlights

•Revenue grew 4.1% to $606.1 million, compared to prior year revenue of $582.2 million. This was due to increased player engagement driving improved monetization as key strategic initiatives drove strong game performance.

•Net income decreased $21.0 million to $125.0 million as compared to $146.0 million in prior year primarily due to a charge of $24.5 million related to the State of Washington settlement agreement and higher expenses related to the Scientific Games merger proposal. Net income margin of 20.6% was down from 25.1% in the prior year.

•AEBITDA, a non-GAAP financial measure defined below, was $185.9 million as compared to $188.7 million in the prior year, a decrease of 1.5%, due to higher operating expenses offset by a record revenue for full-year 2021. During the year, we added talent to our game and marketing teams to support our growth initiatives. AEBITDA margin, a non-GAAP financial measure defined below, was 30.7%, a decrease of 170 bps.

•Net cash provided by operating activities was $163.8 million, a decline of 15.3% year-over-year, reflecting strong results offset by timing of payables.

•Cash and cash equivalents increased by $95.5 million to $364.4 million as of year-end 2021.

Full Year 2021 Key Performance Highlights

•Payer Conversion Rate grew 140 bps to 8.5% validating our strategy of continuing to focus on live operations to enhance game play and engagement, driving increased monetization.

•AMRPPU increased $2.51 to $95.26 over the comparable year.

•ARPDAU grew 18.3% from the prior year period to $0.71.

•Mobile Penetration increased 200 bps from the prior year to 89%.

Earnings Conference Call
As previously announced, SciPlay executive leadership will host a conference call on Wednesday, March 2, 2022, at 8:30 a.m. EST to review the Company’s fourth quarter and full year results. To access the call live via a listen-only webcast and presentation, please visit http://investors.sciplay.com/news-and-events/events-and-presentations and click on the webcast link under the Investor Information section. To access the call by telephone, please dial: +1 (877) 825-6464 (U.S.) or +1 (636) 692-6519 (International) and reference Conference ID: SciPlay 6186296. A replay of the webcast will be archived in the Investors section on www.sciplay.com.

About SciPlay
SciPlay Corporation (NASDAQ: SCPL) is a leading developer and publisher of digital games on mobile and web platforms. SciPlay currently offers social casino games Jackpot Party® Casino, Gold Fish® Casino, Hot Shot Casino® and Quick Hit® Slots, MONOPOLY Slots, and 88 Fortunes® Slots and casual games Bingo Showdown®, Solitaire Pets™ Adventure, and Backgammon Live. All of SciPlay’s games are offered and played on multiple platforms, including Apple, Google, Facebook and Amazon. In addition to developing original games, SciPlay has access to a library of more than 1,500 real-world slot and table games provided by Scientific Games Corporation and its Subsidiaries. For more information, please visit www.sciplay.com.

All ® and © notices signify copyrights owned by and/or marks registered in the United States by SciPlay Games, LLC and/or SG Gaming, Inc., and or their respective affiliates.

© 2022 SciPlay Corporation. All Rights Reserved.

You can access our filings with the SEC through the SEC website at www.sec.gov or through our website, and we strongly encourage you to do so. We routinely post information that may be important to investors on our website at http://investors.sciplay.com/, and we use our website as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC's Regulation Fair Disclosure (Reg FD). The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document, and shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended.

COMPANY CONTACTS

Media Relations	Investor Relations
Christina Karas +1 702-532-7986	Daniel O’Quinn +1 512-787-4937
Vice President, Corporate Communications media@scientificgames.com	Interim Chief Financial Officer
All ® notices signify marks registered in the United States. © 2022 SciPlay Corporation. All Rights Reserved.

SCIPLAY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$154.4	$147.1	$606.1	$582.2
Operating expenses:
Cost of revenue(1)	48.7	46.8	190.0	185.3
Sales and marketing(1)	33.6	33.7	135.3	130.7
General and administrative(1)	15.6	19.5	62.4	66.2
Research and development(1)	10.9	9.0	39.7	33.3
Depreciation and amortization	4.2	2.8	15.5	9.7
Restructuring and other(2)	28.4	0.3	31.5	2.0
Total operating expenses	141.4	112.1	474.4	427.2
Operating income	13.0	35.0	131.7	155.0
Other (expense) income:
Other (expense) income, net	(0.6)	(1.5)	(1.0)	(0.6)
Total other (expense) income, net	(0.6)	(1.5)	(1.0)	(0.6)
Net income before income taxes	12.4	33.5	130.7	154.4
Income tax expense	0.2	2.5	5.7	8.4
Net income	12.2	31.0	125.0	146.0
Less: Net income attributable to the noncontrolling interest	10.0	26.6	105.7	125.1
Net income attributable to SciPlay	$2.2	$4.4	$19.3	$20.9
Basic and diluted net income attributable to SciPlay per share(3):
Basic	$0.09	$0.19	$0.80	$0.92
Diluted	$0.09	$0.18	$0.77	$0.86

Weighted average number of shares of Class A common stock used in per share calculation:
Basic shares	24.5	22.9	24.2	22.8
Diluted shares	24.8	24.8	25.0	24.4

(1) Excludes depreciation and amortization.
(2) For 2021 periods, includes $24.5 million legal settlement charge.

SCIPLAY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except par value)

	As of December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$364.4	$268.9
Accounts receivable, net (allowance for doubtful accounts of $—)	39.6	36.6
Prepaid expenses and other current assets	6.4	5.9
Total current assets	410.4	311.4
Property and equipment, net	3.5	4.4
Operating lease right-of-use assets	6.8	8.5
Goodwill	131.1	129.8
Intangible assets and software, net	49.6	30.3
Deferred income taxes	78.5	82.5
Other assets	1.7	1.9
Total assets	$681.6	$568.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$20.0	$23.2
Accrued liabilities	50.2	22.9
Due to affiliate	1.6	5.5
Total current liabilities	71.8	51.6
Operating lease liabilities	5.4	7.5
Liabilities under TRA	64.7	68.5
Other long‑term liabilities	14.7	5.7
Total liabilities	156.6	133.3
Total stockholders’ equity(1)	525.0	435.5
Total liabilities and stockholders’ equity	$681.6	$568.8

(1) Includes $426.4 million and $355.5 million in Noncontrolling interest as of December 31, 2021 and December 31, 2020, respectively.

SCIPLAY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net cash provided by operating activities	37.5	61.5	$163.8	$193.4
Net cash used in investing activities	(1.1)	(2.1)	(14.8)	(19.7)
Net cash used in financing activities	(2.9)	(1.4)	(53.6)	(16.0)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.1	0.6	0.1	0.6
Increase in cash, cash equivalents and restricted cash	33.6	58.6	95.5	158.3
Cash, cash equivalents and restricted cash, beginning of period	330.8	210.3	268.9	110.6
Cash, cash equivalents and restricted cash, end of period	$364.4	$268.9	$364.4	$268.9

Supplemental cash flow information:
Cash paid for income taxes	$0.3	$0.5	$4.8	$2.0
Cash paid for contingent consideration included in operating activities	—	—	—	4.0
Non-cash investing and financing transactions:
Non-Cash additions to intangible assets related to license agreements	—	0.7	14.1	1.8

SCIPLAY CORPORATION
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO SCIPLAY TO AEBITDA
(Unaudited, in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income attributable to SciPlay	$2.2	$4.4	$19.3	$20.9
Net income attributable to noncontrolling interest	10.0	26.6	105.7	125.1
Net income	12.2	31.0	125.0	146.0
Restructuring and other(1)	28.4	0.3	31.5	2.0
Depreciation and amortization	4.2	2.8	15.5	9.7
Income tax expense	0.2	2.5	5.7	8.4
Stock-based compensation	1.8	6.9	7.2	22.0
Other expense, net	0.6	1.5	1.0	0.6
AEBITDA	$47.4	$45.0	$185.9	$188.7
Revenue	$154.4	$147.1	$606.1	$582.2
Net income margin (Net income/Revenue)	7.9%	21.1%	20.6%	25.1%
AEBITDA margin (AEBITDA/Revenue)	30.7%	30.6%	30.7%	32.4%

(1) Refer to AEBITDA definition for a description of items included in restructuring and other. For 2021 periods, restructuring and other includes a $24.5 million legal settlement charge.

RECONCILIATION OF NET INCOME MARGIN
TO AEBITDA MARGIN
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income margin (Net income/Revenue)	7.9%	21.1%	20.6%	25.1%
Restructuring and other	18.4%	0.2%	5.2%	0.3%
Depreciation and amortization	2.7%	1.9%	2.6%	1.7%
Income tax expense	0.1%	1.7%	0.9%	1.4%
Stock-based compensation	1.2%	4.8%	1.2%	3.7%
Other expense, net	0.4%	0.9%	0.2%	0.2%
AEBITDA margin (AEBITDA/Revenue)	30.7%	30.6%	30.7%	32.4%

Forward-Looking Statements

Throughout this press release, we make “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “target,” “should,” “could,” “potential,” “opportunity,” “goal,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things:
•the continuing impact of the COVID-19 pandemic and any resulting social, political, economic and financial complications;
•Scientific Games’ announced decision to withdraw its offer to acquire our public shares not already owned by Scientific Games may subject us to risks and uncertainties;
•our ability to attract and retain players;
•expectations of growth in total consumer spending on social gaming, including social casino gaming;
•our reliance on third-party platforms and our ability to track data on those platforms;
•our ability to continue to launch and enhance games that attract and retain a significant number of paying players;
•our ability to expand in international markets;
•our reliance on a small percentage of our players for nearly all of our revenue;
•our ability to adapt to, and offer games that keep pace with, changing technology and evolving industry standards;
•competition;
•our dependence on the optional virtual coins, chips and bingo cards (collectively referred to as “coins, chips and cards”) to supplement the availability of periodically offered free coins, chips and cards;
•our ability to access additional financing and restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness;
•the discontinuation or replacement of LIBOR, which may adversely affect interest rates;
•fluctuations in our results due to seasonality and other factors;
•dependence on skilled employees with creative and technical backgrounds;
•our ability to use the intellectual property rights of our parent, Scientific Games Corporation, and other third parties, including the third-party intellectual property rights licensed to Scientific Games Corporation, under our intellectual property license agreement (“IP License Agreement”) with our parent;
•protection of our proprietary information and intellectual property, inability to license third-party intellectual property and the intellectual property rights of others;
•security and integrity of our games and systems;
•security breaches, cyber-attacks or other privacy or data security incidents, challenges or disruptions;
•reliance on or failures in information technology and other systems;
•loss of revenue due to unauthorized methods of playing our games;

•the impact of legal and regulatory restrictions on our business, including significant opposition in some jurisdictions to interactive social gaming, including social casino gaming, and how such opposition could lead these jurisdictions to adopt legislation or impose a regulatory framework to govern interactive social gaming or social casino gaming specifically, and how this could result in a prohibition on interactive social gaming or social casino gaming altogether, restrict our ability to advertise our games, or substantially increase our costs to comply with these regulations;
•laws and government regulations, both foreign and domestic, including those relating to our parent, Scientific Games Corporation, and to data privacy and security, including with respect to the collection, storage, use, transmission, sharing and protection of personal information and other consumer data, and those laws and regulations that affect companies conducting business on the internet, including ours;
•the continuing evolution of the scope of data privacy and security regulations, and our belief that the adoption of increasingly restrictive regulations in this area is likely within the U.S. and other jurisdictions;
•risks relating to foreign operations, including the complexity of foreign laws, regulations and markets; the uncertainty of enforcement of remedies in foreign jurisdictions; the effect of currency exchange rate fluctuations; the impact of foreign labor laws and disputes; the ability to attract and retain key personnel in foreign jurisdictions; the economic, tax and regulatory policies of local governments; compliance with applicable anti-money laundering, anti-bribery and anti-corruption laws;
•influence of certain stockholders, including decisions that may conflict with the interests of other stockholders;
•our ability to achieve some or all of the anticipated benefits of being a standalone public company;
•our dependence on distributions from SciPlay Parent Company, LLC (“SciPlay Parent LLC”) to pay our taxes and expenses, including substantial payments we will be required to make under the Tax Receivable Agreement (the “TRA”);
•failure to establish and maintain adequate internal control over financial reporting;
•stock price volatility;
•litigation and other liabilities relating to our business, including litigation and liabilities relating to consumer protection, gambling-related matters, employee matters, alleged service and system malfunctions, alleged intellectual property infringement and claims relating to our contracts, licenses and strategic investments;
•our ability to complete acquisitions and integrate businesses successfully;
•our ability to pursue and execute new business initiatives;
•our expectations of future growth that will place significant demands on our management and operations;
•natural events and health crises that disrupt our operations or those of our providers or suppliers;
•changes in tax laws or tax rulings, or the examination of our tax positions;
•levels of insurance coverage against claims;
•our dependence on certain key providers; and
•U.S. and international economic and industry conditions;
Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K and quarterly reports on Form 10-Q. Additional information will also be set forth in our annual report on Form 10-K for the year ended December 31, 2021 (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
This press release may contain references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us and we do not make any representation as to the accuracy of that information. In general, we believe there is less publicly available information concerning international social gaming industries than the same industries in the U.S. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors" in Part I, Item 1A of our 2021 Annual Report on Form 10-K. These and other factors could cause future performance to differ materially from our assumptions and estimates.

Non-GAAP Financial Measures

Adjusted EBITDA, or AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income attributable to SciPlay as the most directly comparable GAAP measure as set forth in the above table. We define AEBITDA to include net income attributable to SciPlay before: (1) net income attributable to noncontrolling interest; (2) interest expense; (3) income tax expense; (4) depreciation and amortization; (5) restructuring and other, which includes charges or expenses attributable to: (a) employee severance; (b) management changes; (c) restructuring and integration; (d) M&A and other, which includes: (i) M&A transaction costs; (ii) purchase accounting adjustments (including contingent acquisition consideration); (iii) unusual items (including legal settlements related to major litigation) and (iv) other non-cash items; (e) cost-savings initiatives; (6) stock-based compensation; (7) loss (gain) on debt financing transactions; and (8) other expense (income) including foreign currency (gains) and losses. We also use AEBITDA margin, a non-GAAP measure, which we calculate as AEBITDA as a percentage of revenue.

Our management uses AEBITDA and AEBITDA margin to, among other things: (i) monitor and evaluate the performance of our business operations; (ii) facilitate our management’s internal comparisons of our historical operating performance and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. In addition, our management uses AEBITDA and AEBITDA margin to facilitate management’s external comparisons of our results to the historical operating performance of other companies that may have different capital structures and debt levels.

Our management believes that AEBITDA and AEBITDA margin are useful as they provide investors with information regarding our financial condition and operating performance that is an integral part of our management’s reporting and planning processes. In particular, our management believes that AEBITDA is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes have less bearing on our ongoing underlying operating performance. Management believes AEBITDA margin is useful as it provides investors with information regarding the underlying operating performance and margin generated by our business operations.